                   U. S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                               September 19, 1996
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                            OGDEN, McDONALD & COMPANY
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


       Colorado                    0-24682               84-1125214
- ---------------------------    ---------------  ---------------------------
State or Other Jurisdiction    Commission File  IRS Employer Identification
     of Incorporation              Number                   Number

           1300 Post Oak Boulevard, 9th Floor, Houston, Texas  77056
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (713) 629-8300
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     (a) Kish, Leake & Associates, P.C.'s reports on the Registrant's financial statements for the fiscal years ended June 30, 1995 and 1994, contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles.

     (b) On September 19, 1996, Ogden, McDonald & Company (the "Registrant"), engaged BDO Seidman, LLP as its independent accountants for the fiscal year ended June 30, 1996. Also on September 19, 1996, Kish, Leake & Associates, P.C. was dismissed as the Registrant's independent accountants.

     (c) The Registrant's Board of Directors made the decision to engage BDO Seidman, LLP. The Registrant has no audit or similar committee.

     (d) In connection with the prior audits for the fiscal years ended June 30, 1995 and 1994, and during the interim period from June 30, 1995 to September 19, 1996, there have been no disagreements with Kish, Leake & Associates, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     (e) The Registrant did not consult with BDO Seidman, LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Registrant's financial statements.

     (f) The Registrant has requested that Kish, Leake & Associates, P.C. review the disclosure and that firm has been given an opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the registrant's expression of its views, or the respect in which it does not agree with the statements made by the Registrant herein. Such letter is filed as an exhibit to this Report.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         Exhibit 16.     Letter from Kish, Leake & Associates, P.C.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   OGDEN, McDONALD & COMPANY

Dated: September 24, 1996         By /s/ Gilbert Gertner
                                      Gilbert Gertner, Chairman of the Board